                                                                     Exhibit 4.2



                                                                  EXECUTION COPY



         FIRST AMENDMENT, dated as of November 19, 1999 (this "AMENDMENT"), to the Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between AESOP FUNDING II L.L.C., a Delaware limited liability company ("AFC-II"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as trustee (in such capacity, the "TRUSTEE"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, between AFC-II and the Trustee, as amended as of July 31, 1998 and September 15, 1998 (the "BASE INDENTURE").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, AFC-II has requested, and, upon this Amendment becoming effective, AFC-II and the Trustee have agreed, that certain provisions of the Supplement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. DEFINED TERMS. All capitalized terms defined in Schedule I to the Base Indenture or the Supplement and used herein shall have the meanings given to them therein.

                  2. AMENDMENTS TO ARTICLE I OF THE SUPPLEMENT. Article I of the Supplement is hereby amended by (a) deleting from subsection (b) thereof the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following definitions:

                  "SERIES 1997-2 REQUIRED ENHANCEMENT PERCENTAGE" means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the product of (A) the Series 1997-2 Program Enhancement Percentage as of such date times (B) the Series 1997-2 Program Vehicle Percentage as of such date and (ii) the product of (A) the Series 1997-2 Required Non-Program Enhancement Percentage as of such date (or such other percentage as shall be required by the Rating Agencies to maintain the then current rating (but not less than A-2 by Standard & Poor's and not less than P-2 by Moody's) on the Commercial Paper Notes) times (B) the Series 1997-2 Non-Program Vehicle Percentage as of such date.

                  `SERIES 1997-2 REQUIRED NON-PROGRAM ENHANCEMENT PERCENTAGE' means, as of any date of determination, the greater of (a) the Series 1997-2 Non-Program Enhancement Percentage as of such date and (b) the sum of (i) the Series 1997-2 Non-Program Enhancement Percentage as of such date and (ii) the sum, for each calendar month within the preceding twelve calendar months (or such fewer number of calendar months as have elapsed since the Series 1997-2 Closing Date), of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred)."; and

(b) adding to subsection (b) thereof the following new definitions in alphabetical order:

                  "SERIES 1997-2 NON-PROGRAM ENHANCEMENT PERCENTAGE" means, as of any date of determination (a) during the period from and including November 19, 1999 to and including January 10, 2000, 16% and (b) on January 11, 2000 and thereafter, 14.5%.

                  "SERIES 1997-2 PROGRAM ENHANCEMENT PERCENTAGE" means, as of any date of determination (a) during the period from and including November 19, 1999 to and including January 10, 2000, 12% and (b) on January 11, 2000 and thereafter, 9.50% or, in each case, such other percentage as shall be required by the Rating Agencies to maintain the then current rating (but not less than A-2 by Standard & Poor's and not less than P-2 by Moody's) on the Commercial Paper Notes."

                  3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date on which each of the following conditions precedent have been satisfied:

                  (a) AFC-II shall have executed and delivered to the Trustee, and the Trustee shall have executed, this Amendment;

                  (b) The Trustee shall have received the consent of Aesop Funding Corp to this Amendment in the form of Exhibit A hereto;

                  (c) The Trustee shall have received the consent of The Chase Manhattan Bank, as Collateral Agent, to this Amendment in the form of Exhibit B hereto;

                  (d) The Trustee shall have received the consent of The Chase Manhattan Bank, as Depositary, to this Amendment in the form of Exhibit C hereto;

                  (e) All of the conditions precedent to the effectiveness of the Second Amendment and Consent, dated as of the date hereof, to the Liquidity Agreement shall have been satisfied; and

                  (f) The Trustee shall have received written confirmation from each of the Rating Agencies that this Amendment will not result in a downgrading or withdrawal of its rating of the Commercial Paper Notes.

         4. MISCELLANEOUS.

         (a) PAYMENT OF EXPENSES. AFC-II agrees to pay or reimburse the Trustee and Aesop Funding Corp. for all of their respective out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of their respective counsel.

         (b) NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Supplement are and shall remain in full force and effect.

         (c) GOVERNING LAW; COUNTERPARTS. (i) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  (ii) This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Trustee. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

         IN WITNESS WHEREOF, AFC-II and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.


                                   AESOP FUNDING II L.L.C.


                                   By:/s/ Frank B. Bilotta
                                      ---------------------------------
                                      Name:  Frank B. Bilotta
                                      Title:    Vice President



                                   HARRIS TRUST AND SAVINGS BANK, not in
                                   its individual capacity but solely as Trustee


                                   By: /s/ Marian E. Onischak
                                       --------------------------------
                                       Name:  Marian E. Onischak
                                       Title:    Assistant Vice President

                                                                       Exhibit A
                                                              to First Amendment
                                                                   to Supplement

                         CONSENT OF REQUIRED NOTEHOLDERS

         Reference is made to (i) that certain Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between Aesop Funding II L.L.C. ("AFC-II") and Harris Trust and Savings Bank, as trustee (the "Trustee"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, as amended as of July 31, 1998 and September 15, 1998, between AFC-II and the Trustee and (ii) that certain First Amendment to the Supplement, dated as of November 19, 1999 (the "FIRST AMENDMENT TO THE SUPPLEMENT"), between AFC-II and the Trustee.

         The undersigned hereby consents to the execution, delivery and performance of the First Amendment to the Supplement by the parties thereto.

Dated:  November 19, 1999

                                      AESOP FUNDING CORP.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                                                       Exhibit B
                                                              to First Amendment
                                                                   to Supplement

                           CONSENT OF COLLATERAL AGENT

         Reference is made to (i) that certain Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between Aesop Funding II L.L.C. ("AFC-II") and Harris Trust and Savings Bank, as trustee (the "Trustee"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, as amended as of July 31, 1998 and September 15, 1998 (the "BASE INDENTURE"), between AFC-II and the Trustee, (ii) that certain First Amendment to the Supplement, dated as of November 19, 1999 (the "FIRST AMENDMENT TO THE SUPPLEMENT"), between AFC-II and the Trustee and (iii) that certain Collateral Agreement, dated as of July 30, 1997, between Aesop Funding Corp.("AFC") and The Chase Manhattan Bank, as Collateral Agent, Administrative Agent, LOC Agent and Depositary. Capitalized terms used in this Consent and not otherwise defined herein are used herein with the meanings assigned in Schedule I to the Base Indenture or the Supplement, as the case may be.

         The undersigned hereby consents to the execution, delivery and performance of the First Amendment to the Supplement by the parties thereto; PROVIDED, HOWEVER that this Consent is conditioned upon the receipt by the Trustee of the following:

(a) written confirmation from The Chase Manhattan Bank, as Administrative Agent, of the consent to AFC's consent to the First Amendment to the Supplement by Liquidity Lenders holding, in the aggregate, Liquidity Commitments, representing at least 66 2/3% of the Aggregate Liquidity Commitment; and

(b) written confirmation from each of the Rating Agencies that the First Amendment to the Supplement will not result in a downgrading or withdrawal of its rating of the Commercial Paper Notes.

Dated:  November 19, 1999

                                   THE CHASE MANHATTAN BANK, as Collateral Agent


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit C
                                                              to First Amendment
                                                                   to Supplement

                              CONSENT OF DEPOSITARY

         Reference is made to (i) that certain Series 1997-2 Supplement, dated as of July 30, 1997 (the "SUPPLEMENT"), between Aesop Funding II L.L.C. ("AFC-II") and Harris Trust and Savings Bank, as trustee (the "Trustee"), to the Amended and Restated Base Indenture, dated as of July 30, 1997, as amended as of July 31, 1998 and September 15, 1998 (the "BASE INDENTURE"), between AFC-II and the Trustee, (ii) that certain First Amendment to the Supplement, dated as of November 19, 1999 (the "FIRST AMENDMENT TO THE SUPPLEMENT"), between AFC-II and the Trustee and (iii) that certain Depositary Agreement, dated as of July 30, 1997, between Aesop Funding Corp.("AFC") and The Chase Manhattan Bank, as Depositary. Capitalized terms used in this Consent and not otherwise defined herein are used herein with the meanings assigned in Schedule I to the Base Indenture or the Supplement, as the case may be.

         The undersigned hereby consents to the execution, delivery and performance of the First Amendment to the Supplement by the parties thereto; PROVIDED, HOWEVER that this Consent is conditioned upon the receipt by the Trustee of written confirmation from each of the Rating Agencies that the First Amendment to the Supplement will not result in a downgrading or withdrawal of its rating of the Commercial Paper Notes.

Dated:  November 19, 1999

                                     THE CHASE MANHATTAN BANK, as Depositary


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title: